                                                                   EXHIBIT 10.26

                           PEPTIDE SUPPLY AGREEMENT


                                    Between


                          ESPERION THERAPEUTICS, INC.

                                      And

                                NEOSYSTEM S.A.

                               TABLE OF CONTENTS

                                                                                         Page
ARTICLE I:     BACKGROUND.............................................................      1
ARTICLE II:    DEFINITIONS............................................................      1
ARTICLE III:   PROVISION OF SERVICES & SUPPLY OF PRODUCTS.............................      4
ARTICLE IV:    TERM AND TERMINATION...................................................      6
ARTICLE V:     INTELLECTUAL PROPERTY..................................................      7
ARTICLE VI:    PATENT PREPARATION, PROSECUTION & ENFORCEMENT..........................      9
ARTICLE VII:   LICENSE................................................................     10
ARTICLE VIII:  PROJECT COMMERCIALIZATION..............................................     10
ARTICLE IX:    CHARGES AND INVOICING..................................................     10
ARTICLE X:     DELIVERABLES...........................................................     11
ARTICLE XI:    PUBLICITY..............................................................     14
ARTICLE XII:   CONFIDENTIALITY........................................................     14
ARTICLE XIII:  REPRESENTATIONS AND WARRANTIES.........................................     16
ARTICLE XIV:   INDEMNIFICATION........................................................     20
ARTICLE XV:    ENVIRONMENTAL MATTERS..................................................     22
ARTICLE XVI:   INSURANCE..............................................................     23
ARTICLE XVII:  MISCELLANEOUS..........................................................     23

                           PEPTIDE SUPPLY AGREEMENT

     This PEPTIDE SUPPLY AGREEMENT ("AGREEMENT") is made and entered into on ______________________, 2000 by and between ESPERION THERAPEUTICS, INC., a Delaware corporation having an address at 3621 S. State Street, 695 KMS Place, Ann Arbor, Michigan 48108, U.S.A. (hereinafter "ESPERION"), and NEOSYSTEM S.A., having an address at 7 rue de Boulogne, 67100 Strasbourg, France (hereinafter "SYSTEM").

ESPERION and NEOSYSTEM agree as follows:

                            ARTICLE I:  BACKGROUND

     1.1 ESPERION is a corporation engaged in the discovery, development, and commercialization of therapeutic products. ESPERION wishes to have certain peptide compounds manufactured by NEOSYSTEM under the conditions set forth herein.

     1.2 NEOSYSTEM is a company in the business of manufacturing custom peptide sequences for research and development for clinical and commercial use according to cGMP(as hereinafter defined). NEOSYSTEM has the capability and wishes to supply certain peptide compounds for ESPERION and to perform stability studies in accordance with the terms and conditions set forth herein.

     1.3 ESPERION and NEOSYSTEM wish to undertake a manufacturing project described in Exhibit A, the purpose of which is to manufacture the product(s) listed in Exhibit A using NEOSYSTEM'S TECHNOLOGY, ESPERIONS TECHNOLOGY, or
          ---------
PROJECT INTELLECTUAL PROPERTY, as defined below.

                           ARTICLE II:  DEFINITIONS

     2.1 AFFILIATE - Means, with respect to any Person, any other Person controlling, controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation (or other entity) if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation (or other entity), whether through the ownership of voting securities, by contract or otherwise. AFFILIATE shall also mean any entity, or organization that controls, is controlled by, or is under common control with a party. For this purpose, "control" shall mean the ownership (whether directly or indirectly) of more than fifty percent (50%) of the voting stock or other entity interest or the ability (whether directly or indirectly) to determine the policy or actions of any entity on account of contract or other relationships.

     2.2 cGMP - Means current Good Manufacturing Practices ("cGMT") as determined by the Food and Drug Administration ("FDA"), and includes the current Good Manufacturing Practices and General Biological Product Standards as described by U.S. Code of Federal Regulations, 21 CFR (Chapters 210, 211, 600), and all equivalent standards in the European Union and Japan, as the same may be amended or re-enacted from time to time.

     2.3 ESPERION TECHNOLOGY - Means any and all chemical structures including computer-generated structures and molecule libraries, analogues, scaffolds, intermediates, byproducts, chemical synthesis routes, analytical data, technical information, formulations, processes, know-how, data, specifications, test results, therapeutic applications, and other information relating to custom synthetic peptide production and/or custom synthetic organic production, including trade secrets, trademarks and copyrights, manufacturing procedures, manufacturing equipment, plant layouts, the identity of raw materials, manufacturing capacities, product volumes, customer lists, market data, marketing plans, pricing information, quality control procedures, quality control standards, and suggestions for improvements, whether or not patented or patentable, owned at least in part by ESPERION or known by ESPERION to be in the public domain prior to the date of this AGREEMENT.

     2.4 FACILITY - Means NEOSYSTEM's manufacturing facility located at Strasbourg, France and, subject to ESPERION's prior written approval, such other facilities to be used by N'EOSYSTEM in the development, manufacture and storage of PRODUCTS or materials utilized in the development and manufacture of PRODUCTS hereunder.

     2.5 HAZARDOUS MATERIALS - Means any pollutant, contaminant, hazardous or toxic substance, constituent or material and other wastes or other substances regulated under any applicable federal, state, provincial or local laws, rules or regulations and shall include PRODUCTS properly rejected by ESPERION pursuant hereto.

     2.6 HAZARDOUS WASTE - Means waste arising from the development manufacture and packaging of the PRODUCTS that is defined as "Hazardous" by applicable federal, state, provincial or local laws, rules or regulations and shall include PRODUCTS properly rejected by ESPERION pursuant hereto.

     2.7 NEOSYSTEM TECHNOLOGY - Means any and all chemical structures, including computer-generated structures and molecule libraries, analogues, scaffolds, intermediates, byproducts, chemical synthesis routes, analytical data, technical information, formulations, processes, know-how, data, specifications, test results, therapeutic applications, and other information relating to custom synthetic peptide production and/or custom synthetic organic production, including trade secrets, trademarks and copyrights, manufacturing procedures, manufacturing equipment, plant layouts, the identity of raw materials, manufacturing capacities, product volumes, customer lists, market data, marketing plans, pricing information, quality control procedures, quality control standards, and suggestions for improvements, whether or not patented or patentable, that are 100% owned by NEOSYSTEM prior to the date of this AGREEMENT, as clearly documented in admissible form by company records.

     2.8 PERSON - Means any individual or corporation, company, partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind.

     2.9 PRODUCT - Means the product(s) including intermediates, scaffolds, analogues, byproducts, chemical synthesis routes and analytical data developed, manufactured and/or supplied under this AGREEMENT, as further specified in Exhibit A.

     2.10 PROJECT - Means the manufacturing and supply project described herein and further defined in Exhibit A to develop the PRODUCT.

     2.11 PROJECT INTELLECTUAL PROPERTY - Means any and all chemical structures including computer-generated structures and molecule libraries, analogues, scaffolds, intermediates, byproducts, chemical synthesis routes, analytical data, technical information, formulations, processes, know-how, data, specifications, test results, therapeutic applications, and other information relating to custom synthetic peptide production and/or custom synthetic organic production, including trade secrets, trademarks and copyrights, manufacturing procedures, manufacturing equipment, plant layouts, the identity of raw materials, manufacturing capacities, product volumes, customer lists, market data, marketing plans, pricing information, quality control procedures, quality control standards, and suggestions for improvements, whether or not patented or patentable, developed or discovered during tile term of this AGREEMENT by ESPERION or NEOSYSTEM and related to the PROJECT or PRODUCT.

     2.12 RELEASE - Means any release, spill, emission, leaking, pumping, injection deposit, disposal, discharge, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through the ambient air, soil, subsurface water, groundwater, wetlands, lands or subsurface strata.

     2.13 SPECIAL WASTE - Means waste arising from the manufacture and packaging of the PRODUCTS hereunder, including labeling that contains, or has come into contact with, the PRODUCTS or raw materials, including PRODUCTS properly rejected under this AGREEMENT, rejected or unusable raw materials, disposable manufacturing equipment (including filters used in manufacturing and packaging), wash rinse and previously used or discarded protective clothing.

     2.14 SPECIFICATIONS - Means the specifications for the raw materials and packaging materials used in the development, manufacture and/or packaging of the PRODUCTS and the specifications for the manufacture, processing and packaging of the PRODUCTS, including all formulae, know-how, materials requirements, standards of quality control, quality assurance and sanitation, as mutually agreed upon in writing by ESPERION and NEOSYSTEM and specified in the order for the applicable PRODUCTS pursuant to
Section 3.6(b) hereof, and as the same may be modified pursuant to Section 10.3 hereof NEOSYSTEM shall have no obligation with regard to any PRODUCT(S) until corresponding specifications for such PRODUCT(S) have been finalized and agreed upon in writing by the parties.

     2.15 WASTE - Means all wastes which arising from the manufacture and packaging of PRODUCTS hereunder including Hazardous Waste and Special Waste.

           ARTICLE III:  PROVISION OF SERVICES & SUPPLY OF PRODUCTS

     3.1  Agreement to Perform. During the term of this AGREEMENT, NEOSYSTEM
          --------------------
will undertake the PROJECT exclusively for ESPERION. NEOSYSTEM will not produce the PRODUCT for a third party if the PRODUCT would compete with an ESPERION product or harm the commercial interests of ESPERION. In no event will NEOSYSTEM disclose to a party that NEOSYSTEM will make or has made the PRODUCT for ESPERION. NEOSYSTEM shall perform all of its obligations pursuant to this AGREEMENT at its FACILITY.

     3.2  Time Being of the Essence.  NEOSYSTEM shall provide the services and
          -------------------------
develop, manufacture and supply the PRODUCTS in accordance with the timetable attached hereto as Exhibit A. Time is of the essence with respect to all
                   ---------
timetables set forth in Exhibit A.

     3.3  Supply of Esperion Technology. ESPERION agrees to provide NEOSYSTEM,
          -----------------------------
solely for its use in connection with NEOSYSTEM's performance under this AGREEMENT, such quantities of the ESPERION TECHNOLOGY as NEOSYSTEM may from time-to-time reasonably require. Title to and ownership of the ESPERION TECHNOLOGY shall at all times remain with ESPERION.

     3.4 Preferred Supplier. (a) During the term of this AGREEMENT, ESPERION shall not purchase any quantity of PRODUCT from any third party unless (i) NEOSYSTEM is unable or notifies ESPERION that it will be unable to manufacture and supply such quantity of PRODUCT to ESPERION; (ii) NEOSYSTEM has breached any warranty contained herein with respect to any PRODUCT or otherwise defaulted in the performance of its obligations hereunder or (iii) ESPERION is entitled to purchase PRODUCTS from a third party pursuant to Section 3.4(b) hereof.

          (b) If ESPERION receives a good faith written firm quote from a third party supplier (a "Competing Supplier") to supply ESPERION with PRODUCTS at a
                   ------------------
price which is less than ninety percent (90%) of NEOSYSTEM's then current price charged to ESPERION for such PRODUCTS, ESPERION shall send written notice to NEOSYSTEM, identifying the Competing Supplier for such PRODUCTS and setting forth the price proposed to be charged by such Competing Supplier (including evidence substantiating the same). NEOSYSTEM shall then have two (2) business days from receipt of the notice described herein to match the price of the Competing Supplier. If NEOSYSTEM does not match the price of the Competing Supplier within such two (2) business day period, ESPERION shall be entitled to purchase PRODUCTS from the Competing Supplier at the price set forth in the notice described herein.

     3.5  Contact Persons. Subject to approval by ESPERION, NEOSYSTEM shall
          ---------------
appoint one of its employees and an alternate to serve as its primary contact with ESPERION regarding this

     3.6  Specifications, Orders, Ownership of Project Intellectual Property.
          ------------------------------------------------------------------

          (a) The PROJECT is described in Exhibit A, including the name and structure of the PRODUCT, the estimated quantity of PRODUCT required, the acceptable range of quality of PRODUCT (and assay means, if known), acceptable timing for delivery to ESPERION of initial batches of the PRODUCT (of the acceptable quality) and for subsequent quantities of PRODUCT required (of the acceptable quality), the method NEOSYSTEM will use to prepare the PRODUCT, if known or available, also indicating whether the method uses ESPERIONS or NEOSYSTEM'S TECHNOLOGY or PROJECT INTELLECTUAL TECHNOLOGY, and the total amount payable for the PROJECT. Additionally, ESPERION may request NEOSYSTEM to perform stability studies.

          (b) The quantities of PRODUCT set forth in Exhibit A are estimates only. From time to time, ESPERION may place orders with NEOSYSTEM for PRODUCT, which orders shall specify the quantity ordered, the SPECIFICATIONS therefor and the delivery schedule therefor. In the event that the quantity ordered exceeds the estimated quantities set forth in Exhibit A, NEOSYSTEM shall use commercially reasonable efforts to manufacture and supply such excess quantity but shall notify ESPERION within two (2) business days after receipt of such order if NEOSYSTEM will be unable to manufacture and supply such excess quantity and, upon the giving of such notice, such excess quantity shall be deleted from such order and ESPERION shall be entitled to purchase such excess quantity from a third party pursuant to Section 3.4(a). In the event that ESPERION cancels any order placed with NEOSYSTEM for reasons other than the default of NEOSYSTEM, ESPERION shall reimburse NEOSYSTEM for all costs theretofore actually incurred by NEOSYSTEM for materials and labor (excluding overhead) in filling such order up to a maximum amount of the total price which would have been payable for such order, such reimbursement to be made as provided in Section 9.4 hereof upon receipt of an invoice from NEOSYSTEM accompanied by supporting documentation.

          (c) All PROJECT INTELLECTUAL PROPERTY developed during the course of the PROJECT will belong to and is hereby assigned in its entirety exclusively to ESPERION.

     3.7  Overage. ESPERION shall receive all overage from the PROJECT.
          -------

     3.8 NEOSYSTEM's Duties. NEOSYSTEM shall be responsible, at its own cost and expense, for purchasing, installing, qualifying and maintaining at its FACILITY any and all new or used equipment, molds, tooling and/or modifications to existing equipment, molds and/or tooling necessary for its performance of its obligations pursuant to this AGREEMENT. The installation, qualification and maintenance of all equipment, molds and tooling shall be conducted in accordance with the specifications, cGMP and all applicable legal requirements. NEOSYSTEM shall provide, at its own cost and expense, all necessary personnel, materials, facilities, equipment and other resources to perform its obligations hereunder. NEOSYSTEM shall provide and supervise the services of personnel, laboratory facilities, equipment, chemicals, and other suppliers necessary to conduct its activities under this AGREEMENT according to cGMP.

     3.9  Subcontracting. NEOSYSTEM may not subcontract any of its obligations
          --------------
under this AGREEMENT without the prior written consent of ESPERION.

     3.10 Quantitative Shortfalls. ESPERION shall inform NEOSYSTEM in writing of any claim relating to quantitative shortfalls in shipments of PRODUCTS occurring prior to delivery in accordance with DDU (Delivery Duty Unpaid), Incoterms 2000, within ninety (90) days following actual receipt of such shipments by ESPERION, and ESPERION shall provide to NEOSYSTEM copies of any appropriate documents relating to such shortfall that ESPERION may have in its possession. NEOSYSTEM shall, at its own cost and expense (subject to submission by ESPERION of copies of any such documents in its possession relating to such shortfall), provide ESPERION with any missing quantities of such PRODUCTS as soon as reasonably possible after receipt of notice from ESPERION. ESPERION shall only be obligated to pay for actual quantities of PRODUCTS received by ESPERION.

     3.11 Product Samples. NEOSYSTEM shall provide ESPERION with a reasonable
          ---------------
quantity of samples of the PRODUCTS promptly upon ESPERION's request. Such samples shall be shipped to ESPERION in accordance with the provisions set forth in Exhibit A hereof.

                       ARTICLE IV:  TERM AND TERMINATION

     4.1  Term, Renewal; Notice. This AGREEMENT shall become effective on the
          ---------------------
date written above and shall terminate sixty (60) months thereafter, except as otherwise provided herein. This AGREEMENT shall automatically be renewed for additional one (1) year terms thereafter unless either party shall give written notice to other, at least ninety (90) days prior to the end of the initial term or any renewal term, that it does not wish this AGREEMENT to be renewed for an additional one (1) year.

     4.2  Termination, Notice.
          -------------------

          (a) Either party may terminate this AGREEMENT at any time during the term hereof by written notice to the other party if:

                    i) the other party shall suspend or discontinue its business operations or make any assignment for the benefit of its creditors or commence voluntary proceedings for liquidation in bankruptcy, or admit in writing its inability to pay its debts generally as they become due, or consent to the appointment of a receiver, trustee or liquidator of the other party or of all or any part of its property, or if there is an execution sale of a material portion of its assets;

                    ii) involuntary bankruptcy or reorganization proceedings are commenced against the other party or any of its properties or if a receiver or trustee is appointed for the other party or any of its properties and such proceedings are not discharged within thirty (30) days;

                    iii) the other party files or consents to the filing of a petition for reorganization or arrangement under any applicable Bankruptcy Act or Code; or

                    iv) the other party fails to comply with any material term of this AGREEMENT or breaches any representation or warranty herein and fails to cure such noncompliance or breach within thirty (30) days after receipt of written notice thereof.

          (b) In the event that ESPERION terminates this AGREEMENT NEOSYSTEM shall (i) transfer (and shall be automatically deemed at the time of such termination to have transfer-red) the manufacturing rights for the PRODUCTS to ESPERION; and (ii) grant (and shall be automatically deemed at the time of such termination to have granted) to ESPERION a nonexclusive world-wide royalty-free license (with the right to sublicense) to use the NEOSYSTEM TECHNOLOGY to perform the PROJECT and develop, manufacture and supply the PRODUCTS in accordance with the terms of this AGREEMENT (which license shall continue until the last to expire patents therefor).

     4.3  Survival. Articles V, VI, VII, VIII, XI, XII, XIII, XIV, XV, XVI and
          --------
XVII shall survive the termination of this AGREEMENT.

     4.4  Return of ESPERION'S Property. Upon the effective date of expiration
          -----------------------------
or termination of this AGREEMENT for any reason whatsoever, NEOSYSTEM shall immediately deliver to ESPERION or its designee all ESPERION TECHNOLOGY and all other materials, supplies or equipment provided by ESPERION. NEOSYSTEM shall also deliver to ESPERION or its designee all PRODUCTS produced hereunder, and shall invoice ESPERION in accordance with the terms of Exhibit A.

                       ARTICLE V:  INTELLECTUAL PROPERTY

     5.1  Ownership.  Each Party retains ownership rights in all INTELLECTUAL
          ---------
PROPERTY that it owned prior to entry into this Agreement.

     5.2  Joint Development. If any improvements or modifications to the
          -----------------
PRODUCTS are developed by ESPERION or NEOSYSTEM, either jointly or severally, such improvements or modifications shall be the exclusive property of ESPERION and shall be held in confidence by NEOSYSTEM for ESPEPION's sole benefit in the development and/or the operation of manufacturing processes with respect to the PRODUCTS. NEOSYSTEM shall disclose to ESPERION and receive the approval of ESPERION with respect to all such improvements or modifications relating to the manufacturing, and/or packaging process of the PRODUCTS or use of the PRODUCTS developed by NEOSYSTEM. All trademarks, trade names, brand names, patents, slogans, logos, copyrights, trade dress, know-how and goodwill associated with the PRODUCTS shall be the sole and exclusive property of ESPERION. NEOSYSTEM shall have no right or license to use any such rights at any time before, during or after the term of this AGREEMENT, except as necessary for the manufacture, processing, packaging and supply of PRODUCTS to ESPERION hereunder.

     5.3  Patenting. In accordance with Article VI, ESPERION may, at its sole
          ---------
discretion, prepare and file all domestic and foreign patent applications drawn to inventions included in such PROJECT INTELLECTUAL PROPERTY. ESPERION shall name all co-inventors who are employed by N'EOSYSTEM, who shall cooperate in the preparation and the prosecution of such patent application(s). Further, such co-inventors shall assign ownership in such patent application(s) and patent(s) issuing therefrom solely to ESPERION.

     5.4  Invention Disclosure. NEOSYSTEM agrees that it will promptly disclose
          --------------------
in writing all developments or discoveries, whether patentable or not, related to the PROJECT only to ESPERION.

     5.5  Documentation. NEOSYSTEM agrees to document in detail, with
          -------------
appropriate signatures, dates and witnessing, all methods and formulations used in the PROJECT, unless permission otherwise is granted in writing by ESPERION. All such materials will be documented and dated following the recommendations of the U.S. Patent Office and ESPERION.

     5.6  Assignment By Employee. NEOSYSTEM represents that, by operation of
          ----------------------
local laws, each of its employees assigns to NEOSYSTEM all INTELLECTUAL PROPERTY made by an employee during the course of his or her employment by N'EOSYSTEM.

     5.7  Assignment By NEOSYSTEM. NEOSYSTEM agrees that NEOSYSTEM shall assign
          -----------------------
and hereby does assign its rights to any and all PRODUCTS comprising the PROJECT INTELLECTUAL PROPERTY discovered or developed during the term of this Agreement solely to ESPERION, including but not limited to their synthesis routes. NEOSYSTEM hereby grants a paid-up, royalty-free, exclusive license to ESPERION to all synthesis routes and compounds developed during the term of this AGREEMENT for use by ESPERION to make compounds other than those specified on Exhibit A.
                                                         ---------

     5.8  Survival. The provisions of this Article V shall survive the
          --------
termination or expiration of this AGREEMENT.

     5.9  Exclusivity. Except as specifically provided herein, all technology or
          -----------
information owned by ESPERION or provided by ESPERION to NEOSYSTEM in connection with this AGREEMENT shall not be used by NEOSYSTEM in the provision of any manufacturing or other services or the development, manufacture or supply of any PRODUCTS or disclosed or made available to any customers of NEOSYSTEM or other third parties. All such information shall be deemed confidential information subject to the provisions of Article XII.

          ARTICLE VI:  PATENT PREPARATION, PROSECUTION & ENFORCEMENT

     6.1  Responsibility. The preparation, prosecution and maintenance of all
          --------------
patent applications and patents for PROJECT INTELLECTUAL PROPERTY shall be the primary responsibility of ESPERION. NEOSYSTEM agrees that it will participate in the preparation, prosecution and maintenance of any patent applications for PROJECT INTELLECTUAL PROPERTY, at ESPERION'S request, with expenses for such participation to be borne by ESPERION.

     6.2  Notice of Infringement. NEOSYSTEM shall promptly notify ESPERION of
          ----------------------
any alleged infringement of PROJECT INTELLECTUAL PROPERTY and shall supply to ESPERION all available evidence of such infringement.

     6.3  Enforcement. ESPERION shall have the right, but shall not be
          -----------
obligated, to commence suit for any infringement of the PROJECT INTELLECTUAL PROPERTY. NEOSYSTEM agrees to cooperate with ESPERION using all reasonable means at no expense to NEOSYSTEM. The total cost of any such infringement action commenced or defended solely by ESPERION shall be borne by ESPERION, and ESPERION shall retain all recovery or damages awarded in such action.

     6.4  Intervention. In the event that a declaratory judgment action alleging
          ------------
invalidity or unenforceability of, or infringement by, any of the PROJECT INTELLECTUAL PROPERTY shall be brought against NEOSYSTEM, ESPERION, at its option, shall have the right, within ninety (90) days after receiving written notification of the commencement of such action, to intervene and assume sole responsibility for the defense of the action at its own expense.

     6.5  Cooperation.  In any suit ESPERION may commence pursuant to its rights
          -----------
under this AGREEMENT in order to enforce the PROJECT INTELLECTUAL PROPERTY, NEOSYSTEM shall, at the request and expense of ESPERION, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens and the like.

                             ARTICLE VII:  LICENSE

     7.1  Grant of  NEOSYSTEM's Technology: Product. NEOSYSTEM hereby grants to
          -----------------------------------------
ESPERION a paid-up, royalty-free, perpetual, nonexclusive license (the "LICENSE"), on a worldwide basis, to any or a part of NEOSYSTEM'S TECHNOLOGY required in the manufacture of the PRODUCT developed hereunder, effective as of the date of execution of this Agreement.

     7.2  Grant of  NEOSYSTEM's Technology: Project. NEOSYSTEM hereby grants to
          -----------------------------------------
ESPERION a paid-up, royalty-free, perpetual, nonexclusive right to use NEOSYSTEM'S TECHNOLOGY for activities related to the PROJECT.

                   ARTICLE VIII:  PROJECT COMMERCIALIZATION

     8.1  Esperion's Rights. ESPERION shall have the exclusive, delegable right
          -----------------
to make, have made, use, sell, offer to sell, or import any PROJECT INTELLECTUAL PROPERTY and PRODUCT during and after the term of this AGREEMENT.

                      ARTICLE IX:  CHARGES AND INVOICING

     9.1  Price. ESPERION shall pay to NEOSYSTEM the prices set forth in Exhibit
          -----                                                          -------
A for the PROJECT, at the times indicated in Exhibit A.
-                                            ---------

     9.2  Taxes. The prices set forth in Exhibit A include all sales, use,
                                         ---------
consumption or excise taxes of any taxing authority. NEOSYSTEM hereby indemnities ESPERION against, and shall reimburse ESPERION for, any expenditures ESPERION may be required to make as a result of NEOSYSTEM's failure to pay such taxes or other governmental charges to the relevant taxing authorities after invoicing and receiving payment therefor from ESPERION.

     9.3  Costs. ESPERION'S liability to NEOSYSTEM for the payment of out-of
          -----
pocket costs in carrying out the PROJECT shall not exceed One Thousand U.S. Dollars (U.S. $1,000.00) in any month without the written approval of ESPERION.

     9.4  Invoicing. NEOSYSTEM will send ESPERION invoices on a monthly basis
          ---------
until completion of the PROJECT. The invoices shall describe the actual PRODUCTS supplied and services rendered pursuant to this Agreement in such detail as ESPERION may reasonably request. Such invoices shall be payable 2/10, net 30 (payments received within ten (10) days of the date on which the invoice submitted by NEOSYSTEM is received by ESPERION will entitle ESPERION to a 2% discount.) In any event, all payments shall be due within thirty (30) days of the date on which the invoice submitted by NEOSYSTEM is received by ESPERION. ESPERION shall have a right to cure any failure to pay within the time provided in this Section within sixty (60) days of receipt of notice of such failure.

     9.5  Winding Down. Upon receipt of ESPERION'S written notice to terminate
          ------------
this AGREEMENT, NEOSYSTEM will promptly discontinue work on the PROJECT and will invoice ESPERION for any uninvoiced charges incurred prior to receipt of ESPERION'S notice of termination. ESPERION shall pay to NEOSYSTEM the charges approved by ESPERION listed on this invoice before termination of this AGREEMENT.

                           ARTICLE X:  DELIVERABLES

     10.1 Reports. NEOSYSTEM will furnish ESPERION progress reports summarizing
          -------
the results of the PROJECT and all documents (including all DMF files) necessary for registration of the PRODUCT, as frequently as ESPERION may reasonably request, but in any event at least quarterly.

     10.2 Delivery; Risk of Loss. NEOSYSTEM shall deliver PRODUCTS ordered by
          ----------------------
ESPERION to ESPERIONs principal place of business or to such other location in the continental United States designated by ESPERION in writing to NEOSYSTEM. NEOSYSTEM shall schedule freight pick up, load the carrier's trailer and complete documentation. All deliveries and prices hereunder shall be DDU (Delivery Duty Unpaid), Incoterms 2000.

     10.3 Specifications. The SPECIFICATIONS of PRODUCTS may be modified or
          --------------
changed by ESPERION as reasonably required in writing. Such writing shall address any related price increases or decreases arising from such modification or change.

     10.4 Storage. NEOSYSTEM shall store all materials and PRODUCTS in
          -------
accordance with the SPECIFICATIONS in a clean, dry area, free from insects and rodents, in a manner to prevent entry of foreign materials. Storage and handling of the foregoing shall be in accordance with the SPECIFICATIONS, cGMP and all applicable and legal requirements. Materials utilized by NEOSYSTEM in connection with the development, manufacturing, processing and packaging of the PRODUCTS shall be used by NEOSYSTEM on a first in, first out basis and shall not be used by NEOSYSTEM beyond the shelf life required under the SPECIFICATIONS, cGMT or any applicable legal requirements.

     10.5 Nonconforming Materials. NEOSYSTEM shall not knowingly use any
          -----------------------
packaging or other PRODUCT materials that do not comply with the SPECIFICATIONS, cGMP or applicable legal requirements. NEOSYSTEM shall promptly contact ESPERION in the event that NEOSYSTEM anticipates making changes to any such material or in the event NEOSYSTEM considers any such material to be non-conforming or unacceptable. If NEOSYSTEM uses any nonconforming PRODUCT material without prior written approval by ESPERION, NEOSYSTEM shall be responsible for all losses, costs and expenses suffered or incurred by ESPERION as a result of such use and any expenses incurred by NEOSYSTEM in the correction thereof The foregoing shall apply regardless of any involvement ESPERION may have had in connection with such material including supplying or purchasing PRODUCT materials or designating approved NEOSYSTEM's.

     10.6 Quality Tests & Checks. NEOSYSTEM shall perform all in-process and
          ----------------------
finished PRODUCT tests or checks required by the specifications or applicable legal requirements. For purposes of this AGREEMENT, such tests shall be considered routine and shall be performed at NEOSYSTEM's expense. All tests and test results shall be performed, documented and summarized by NEOSYSTEM in accordance with the SPECIFICATIONS and applicable legal requirements.

     10.7 Production Codes; Records. NEOSYSTEM shall maintain detailed records
          -------------------------
on PRODUCT material usage and finished PRODUCT production. NEOSYSTEM's PRODUCT records shall be sufficient such that NEOSYSTEM shall be capable of responding to PRODUCT inquiries by ESPERION within seventy-two (72) hours of notification, including providing the location of the PRODUCTS in question.

     10.8 Training. NEOSYSTEM shall educate and train all affected employees and
          --------
contractors about the potential hazards associated with the handling of the Hazardous Materials and Waste, the provision of the SERVICES, the manufacture, packaging, analyzing and handling of the PRODUCTS and the raw materials and packaging components, and the proper use of engineering controls, process equipment and appropriate personal protective equipment. ESPERION shall have no responsibility for educating, g or ensuring knowledge of any NEOSYSTEM employees and contractors regarding any of the foregoing.

     10.9 Product Rejection; Latent Defects. ESPERION shall have the right to
          ---------------------------------
give NEOSYSTEM written notice of rejection of any shipment of PRODUCT that in whole or in part breaches NEOSYSTEM's warranties, covenants and obligations under this AGREEMENT, which notice shall be given within thirty (30) days after discovery of such breach. If there is disagreement between the parties as to whether the PRODUCT meets SPECIFICATIONS, the parties shall have such PRODUCT tested by a mutually agreed upon third party. Such party's determination as to whether such PRODUCT meets SPECIFICATIONS shall be binding on the parties hereto. The expense for such testing and for any costs associated with the destruction of such PRODUCT shall be borne by NEOSYSTEM except to the extent it is determined that NEOSYSTEM is not responsible for such failure or breach. At ESPERIONs option, NEOSYSTEM shall promptly replace PRODUCT which does not conform with

NEOSYSTEM's warranties under this AGREEMENT. ESPERION shall have the right to set off any refund due ESPERION on account of rejected PRODUCT against invoices otherwise due or which become due to NEOSYSTEM. The provisions of this subparagraph shall survive termination of this AGREEMENT with respect to PRODUCTS packaged by NEOSYSTEM that are received or sold by ESPERION subsequent to the termination or expiration of this AGREEMENT but prior to any last sale date on the PRODUCT(S) label(s).

     10.10 Complaints. In connection with any PRODUCT complaints forwarded by
           ----------
ESPERION to NEOSYSTEM, NEOSYSTEM shall conduct all necessary reviews of records and testing of such PRODUCT and investigate such complaint, at no additional cost to ESPERION.

     10.11 Health & Safety. NEOSYSTEM shall be solely responsible for
           ----------------
implementing and maintaining health and safety procedures for the manufacture, packaging, and handling at the facility of the raw materials, Hazardous Materials, Waste, packaging components and PRODUCTS as provided herein. ESPERION shall have no responsibility for developing, implementing or overseeing NEOSYSTEM's health and safety program.

     10.12 Product Recall. If ESPERION reasonably decides to or is required to
           --------------
initiate a product recall, withdrawal or field correction with respect to, or if there is any governmental seizure of, its products containing any product supplied hereunder which action is due, in whole or in part, to (i) a failure of any of the product manufactured by NEOSYSTEM hereunder to conform to applicable SPECIFICATIONS (including, without limitation, it being adulterated or misbranded), or any warranty or other requirement set forth in this AGREEMENT,
(ii) the failure by NEOSYSTEM to comply in all material respects with any applicable law, rule, regulation, standard, court order or decree, on (iii) the negligent or intentional wrongful act or omission of NEOSYSTEM in connection with the production of product hereunder, ESPERION will notify NEOSYSTEM promptly of the details regarding such action, including providing copies of all relevant documentation concerning such action. NEOSYSTEM will assist ESPERION in investigating any such situation and all regulatory contacts that are made and all activities concerning seizure, recall, withdrawal or field correction will be jointly coordinated by ESPERION and NEOSYSTEM.

     10.13 Cost & Expense. If any such recall, withdrawal, field correction or
           --------------
seizure occurs due solely to (i) a failure of any PRODUCT sold by NEOSYSTEM hereunder to conform to applicable specifications (including, without limitation, it being adulterated or misbranded) or any warranty or other requirement set forth in this AGREEMENT, (ii) the failure by NEOSYSTEM to comply in all material respects with any applicable law, rule, regulation, standard, court order or decree or (iii) the negligent or intentional wrongful act or omission of NEOSYSTEM in connection with the production of product hereunder, then NEOSYSTEM shall bear the full cost and expense of any such seizure, recall, withdrawal or field correction. If any such recall, withdrawal, field correction or seizure occurs due solely to (i) any pharmaceutical product manufactured, sold or distributed by ESPERION that contains PRODUCT failing to conform to its applicable SPECIFICATIONS (including, without limitation, it being adulterated or misbranded) or otherwise being defective, (ii) the failure to ESPERION to comply in all material respects with any applicable law, rule, regulation, standard, court order or decree or (iii) the negligent or intentional wrongful act or omission of ESPERION, then ESPERION, shall bear the fall cost and expense of any such seizure, recall, withdrawal or field correction. If both NEOSYSTEM and ESPERION contribute to the cause of a seizure, recall, withdrawal or field correction, the cost and expenses thereof will be shared in proportion to each party's contribution to the problem.

                            ARTICLE XI:  PUBLICITY

     11.1 Media. No publication, advertising, or publicity matter having any
          -----
reference to either ESPERION or NEOSYSTEM, expressed or implied, or the PROJECT or PRODUCT shall be initiated by or made use of by NEOSYSTEM or anyone on behalf of NEOSYSTEM, unless and until such matter shall have first been agreed upon in writing by ESPERION.

                         ARTICLE XII:  CONFIDENTIALITY

     12.1 Secrecy; Limited Use. ESPERION and NEOSYSTEM agree that they will
          --------------------
maintain in confidence and will exert diligent efforts to limit information exchanged hereunder to those with a need to know, and to ensure their employees, agents, and consultants will not disclose or publish any proprietary information, confidential technical information, or confidential business information referring or relating to the INTELLECTUAL PROPERTY of the other and PROJECT INTELLECTUAL PROPERTY (collectively hereinafter referred to as "INFORMATION") transmitted to one another for use in the performance of this PROJECT. NEOSYSTEM agrees to use such INFORMATION only for evaluation purposes or to manufacture PRODUCT solely for ESPERION. NEOSYSTEM further agrees not to disclose ESPERION's or PROJECT INTELLECTUAL PROPERTY directly or indirectly to others in whole or in part under any circumstances without the prior written permission of ESPERION.

     12.2 Prohibitions. The specific preclusions against use of such INFORMATION
          ------------
are:

          (a)  such INFORMATION shall not be reproduced in whole or in part;

          (b) access to such INFORMATION shall be limited to individuals within NEOSYSTEM's organization who have been advised of the need to treat such INFORMATION according to the terms of this Agreement, and who have a need to know such INFORMATION; and

          (c) under no circumstances shall such INFORMATION be used by NEOSYSTEM in any commercial or production aspect of NEOSYSTEM'S business without the prior written permission of ESPERION.

     12.3 Lifting of Restrictions.  NEOSYSTEM's obligations regarding use and
          -----------------------
confidentiality shall cease when the INFORMATION:

          (a)  enters the public domain through no wrongful act of NEOSYSTEM; or

          (b)  at the time of disclosure is in the public domain; or

          (c) becomes available to the public or is lawfully made available to ESPERION or NEOSYSTEM by a third party without restrictions as to disclosure; or

          (d) is such that ESPERION or NEOSYSTEM can establish by reasonable proof was in its possession at the time of disclosure, or was subsequently and independently developed by employees of ESPERION or NEOSYSTEM who had no knowledge of the INFORMATION disclosed. If NEOSYSTEM believes that its obligation regarding use or confidentiality ceases under this subparagraph, it shall notify ESPERION within thirty (30) days of receipt of such INFORMATION from ESPERION. Such independent development shall be evidenced by written records in admissible form to be provided with the notification by the NEOSYSTEM to ESPERION; or

          (e) is deemed necessary and appropriate by ESPERION to perfect its patent rights pursuant to ARTICLE VI; or

          (f) is such that ESPERION or NEOSYSTEM mutually agree in writing to release each other from the terms of this AGREEMENT; or

          (g) is required to be disclosed by order of a court or other governmental body after consultation with the party who owns the INFORMATION. In the event of such a requirement to disclose imposed on NEOSYSTEM, NEOSYSTEM shall promptly notify ESPERION of the requirement to disclose prior to any disclosure and ESPERION shall have the right to intercede in the disclosure.

     12.4 Marking. All INFORMATION provided by either party to the other under
          -------
this Agreement shall be identified as "Proprietary Information" at the time of disclosure, and be stamped as "Proprietary" (or by an equivalent legend). If communicated by oral or visual disclosure, the Proprietary Information shall thereafter be embodied within a document or sample and marked as described above within thirty (30) days after such disclosure.

     12.5 Instructions. Each Party will instruct all persons to whom disclosure
          ------------
is made of the Proprietary Information that they shall not disclose such Proprietary Information to any third party.

     12.6 Reverse Engineering, Reconstruction. NEOSYSTEM shall not be permitted
          -----------------------------------
to justify disregard of any obligation of confidence by using the received INFORMATION to guide a search of publicly available information to select a series of items of knowledge from unconnected sources and combine them to create a reconstruction of the INFORMATION and contend that the INFORMATION is generally available to the public, and is thus not confidential and secret information.

     12.7  Duration.  NEOSYSTEM'S obligation not to disclose or publish shall
           --------
continue for five (5) years from the termination date of this AGREEMENT unless granted specific permission by ESPERION.

     12.8  Disclosure to Third Party. ESPERION or NEOSYSTEM may, in its sole
           -------------------------
discretion, disclose necessary or appropriate INFORMATION as may be required by law or to representatives of one or more of its AFFILIATES in order for ESPERION or NEOSYSTEM to perform its obligations under this AGREEMENT, provided, however, that such AFFILIATES and such representatives shall be bound by the terms and conditions of this ARTICLE XII that are applicable to ESPERION or NEOSYSTEM. Such obligation not to disclose or publish shall continue in effect for any former such AFFILIATES and such representatives of ESPERION or NEOSYSTEM. NEOSYSTEM must inform ESPERION if NEOSYSTEM assigns all or a portion of the PROJECT to an AFFILIATE. Such assignment shall be subject to prior approval by ESPERION.

     12.9  Prohibitions On Use. NEOSYSTEM agrees that the INFORMATION disclosed
           -------------------
will not be used to provoke an interference with any patent application that ESPERION or its employees have filed with respect to the INFORMATION, and will not be used to amend any claim in any pending patent application to expand the claim to read on, cover or dominate any technology (whether or not patentable) disclosed as INFORMATION.

     12.10 Consequences of Breach. In the event that NEOSYSTEM breaches any of
           ----------------------
the terms of this Agreement, NEOSYSTEM acknowledges and agrees that said breach will result in immediate and irreparable harm to the business and goodwill of ESPERION and that damages, if any, and remedies at law for such breach will be inadequate and not determinable. ESPERION, upon a breach or violation of this Agreement by NEOSYSTEM shall therefore be entitled to apply for and receive from any court of competent jurisdiction equitable relief by way of a temporary or permanent injunction to restrain any breach or violation of this Agreement and for such further relief as the court may deem just and proper, at law or in equity. ESPERION shall be entitled to reasonable costs and expenses in enforcing such rights under this Agreement (including court costs and legal fees and expenses), in the event that ESPERION shall prevail in enforcing any of its rights hereunder. ESPERION shall be indemnified and held harmless by NEOSYSTEM from and against any and all manner of expenses, losses, claims and liabilities of any kind incurred by ESPERION in connection with such breach or violation.

                 ARTICLE XIII:  REPRESENTATIONS AND WARRANTIES

     13.1  General.  NEOSYSTEM warrants and represents that:
           -------

          (a) All PRODUCTS furnished by NEOSYSTEM to ESPERION under this AGREEMENT (a) shall be of the quality specified in, and shall conform with, the SPECIFICATIONS in effect upon delivery; (b) shall be manufactured, processed, packaged, stored and delivered in conformity with the SPECIFICATIONS and all applicable laws, rules and regulations including cGMP; and (c) shall not contain any material provided by or on behalf of NEOSYSTEM, which material has not been used or stored in accordance with the SPECIFICATIONS, any other quality assurance standards instructed by ESPERION or the NEOSYSTEM of such material and all applicable governmental standards.

          (b) NEOSYSTEM represents, warrants and covenants that as of the date hereof (a) NEOSYSTEM is, and during the term of this AGREEMENT, NEOSYSTEM shall continue to be, in full compliance with all applicable laws, rules and regulations including all applicable labor and employment laws and all environmental laws; and (b) NEOSYSTEM holds all licenses, permits and similar governmental authorizations necessary or required for NEOSYSTEM to conduct its operations and business. NEOSYSTEM will assist ESPERION in fulfillment of any of its compliance obligations relating to the PROJECT.

          (c) NEOSYSTEM will promptly furnish ESPERION with pertinent portions of all FDA inspection reports and their non-U.S. equivalents and related correspondence directly related to and affecting its performance hereunder as and when such reports and correspondence become available to NEOSYSTEM.

          (d) NEOSYSTEM will notify ESPERION immediately of any warning (including any FDA Form 483 or its domestic or foreign equivalent), citation, indictment, claim, lawsuit, or proceeding issued or instituted by any federal, state or local government entity or agency against NEOSYSTEM or any of its affiliates or of any revocation of any license or permit issued to NEOSYSTEM or any of its affiliates, to the extent that any such occurrence may relate to NEOSYSTEM's performance hereunder.

          (e) If the United States Food and Drug Administration or any other federal, state or local governmental authority makes an inspection of that portion of NEOSYSTEM's premises used to develop, manufacture or package PRODUCTS or seizes PRODUCTS, NEOSYSTEM shall immediately notify ESPERION thereof and NEOSYSTEM shall take such actions as may be required under the cGW and applicable legal requirements. NEOSYSTEM shall promptly send retained samples of PRODUCTS seized by such authority and duplicate reports relating to such inspections to ESPERION.

          (f) PRODUCTS sold hereunder by NEOSYSTEM will not be in violation of any application national, regional or local law or regulation, including, but not limited to:

                    i) Sections 5 or 12 of the Federal Trade Commission Act or improperly labeled under applicable Federal Trade Commission Trade Practice Rules, as and to the extent applicable hereunder,

                    ii) adulterated or misbranded within the meaning of the federal Food, Drug and Cosmetic Act, as amended, or within the meaning of any applicable state or municipal law in which the definitions or adulteration and misbranding are substantially identical with those contained in the federal Food, Drug and Cosmetic Act, or articles which may not under the provisions of Sections 404 or 505 of said Act be introduced into interstate commerce or which may not under substantially similar provisions of any state or municipal law be introduced into commerce,

                    iii) manufactured or sold in violation of the federal Controlled Substances Act, as amended, or any applicable state law,

                    iv) manufactured or sold in violation of any of the provisions of the Fair Labor Standards Act of 1938, as amended,

                    v) manufactured or sold in violation of The Occupational Safety and Health Act of 1970, as amended,

                    vi) manufactured in violation of any applicable federal, state or local environmental law or regulation,

                    vii) manufactured in violation of any agreement (commercial or otherwise), judgment, order or decree to which NEOSYSTEM is a party, or

                    viii) in violation of any counterpart non-U.S. regulations or laws to subparagraphs (f) (i-vii).

          (g) Its signatory to this AGREEMENT- and it respectively have the full legal right, power, and authority to bind NEOSYSTEM and enter into this AGREEMENT.

          (h) This AGREEMENT is a legal and valid obligation of NEOSYSTEM. The execution, delivery and performance of this AGREEMENT by NEOSYSTEM does not and will not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body, administrative or other agency having authority over it.

          (i) To the best of NEOSYSTEM'S knowledge, NEOSYSTEM's TECHNOLOGY does not infringe any valid right of any person. It will immediately notify ESPERION in writing of the nature and reason for any potential specification changes required by changes in applicable laws, rules or regulations or actions of the FDA or any other regulatory agency. Such changes will be implemented by NEOSYSTEM as and when required.

          (j) All PRODUCT supplied to ESPERION will be properly and safely packaged as reasonably required by the Drug Mastercap File (DMF) or its equivalent with respect to the PRODUCT. NEOSYSTEM will provide all bottles and other packaging materials required by NEOSYSTEM to perform its obligations hereunder.

          (k) All raw materials utilized in connection with the PROJECT will be in conformance with applicable SPECIFICATIONS. Such raw materials and other resources required in connection with the manufacture of the PRODUCT to be supplied shall be provided NEOSYSTEM and at its own cost and expense.

          (l) It has access to, and during the entire term of this AGREEMENT will make all reasonable efforts to ensure that it will continue to have access to sufficient supplies of raw materials, utilities, container/closure systems, packaging materials and all other required items to perform the services required of it hereunder without interruption.

          (m) It shall maintain all equipment, tooling and molds used in the manufacture, packaging and supply of PRODUCTS hereunder in good operating condition and shall maintain the facility and such equipment, tooling and molds in accordance with, or shall exceed, all requirements set forth in the specifications, cGMP and applicable legal requirements. In the event NEOSYSTEM fails or anticipates it will fail to meet any of the foregoing requirements relating to its maintenance of the facility or such equipment, tooling or molds, or in the event it receives any notice from any federal, state or local governmental or regulatory authority with respect to its maintenance of, or failure to maintain, the facility or such equipment, tooling or molds, NEOSYSTEM shall promptly notify ESPERION of such notice, provide copies of such notice to ESPERION and, if such notice relates specifically to the PRODUCTS, provide - copy of NEOSYSTEM's response for ESPERION's prior review.

          (n) It shall provide a completed certificate of analysis for each lot of finished products supplied hereunder at the time of shipment

          (o) It shall be responsible for all process, cleaning and methods revelation, stability studies or other tests and procedures necessary for the manufacture and release of finished PRODUCT hereunder in accordance with cGMP and in accordance with the requirements of the relevant manufacturing process.

          (p) NEOSYSTEM shall retain, and upon request by ESPERION make available to ESPERION, (a) copies of quality control records in relation to the PRODUCTS; (b) copies of testing results of all the tests performed in relation to the SERVICES or the PRODUCTS; and (c) samples of the materials used in the development, manufacturing and processing of the PRODUCTS to the extent reasonably requested by ESPERION or required by applicable legal requirements.

          (q) ESPERION, through its employees, consultants, other representatives (or potential partners), shall have access to NEOSYSTEM's facility for the purpose of conducting inspections, performing quality control audits or witnessing the processing, storage or transportation of PRODUCTS or materials related to or used in the development, manufacture or packaging of PRODUCTS. ESPERION shall have access to the results of any PRODUCT tests performed by NEOSYSTEM or at NEOSYSTEM's direction. ESPERION shall also be permitted to audit that portion of NEOSYSTEM's books and records pertaining to this AGREEMENT to the extent reasonably necessary to verify NEOSYSTEM's compliance with its obligations hereunder. NEOSYSTEM shall use its commercially reasonable best efforts to ensure that ESPERION has similar access to the facilities, data and records of NEOSYSTEM's NEOSYSTEM's or manufacturers. Such inspections do not relieve NEOSYSTEM of any of its obligations under this AGREEMENT or create new obligations on the part of ESPERION. hwections and audits by ESPERION personnel hereunder shall be conducted upon reasonable notice, during normal business 'hours and in compliance with the confidentiality provisions set out in Article XII.

          (r) It will notify ESPERION promptly of any actual or anticipated events which are reasonably likely to have a material adverse effect on the PRODUCTS or on NEOSYSTEM's ability to provide the , SERVICES or produce PRODUCTS in accordance with the provisions set forth herein, including any labor difficulties, strikes, shortages in materials, plant closings and other interruptions in activity.

          (s) It shall use its best efforts to ensure that there will be no failure or production of erroneous data as a consequence of the inability to receive, store, process or output date information regardless of the date(s) utilized (including, without limitation, relating to the change of century) in any computer software, computer hardware, automation systems or other devices owned, licensed, or otherwise used by NEOSYSTEM or any NEOSYSTEM's of NEOSYSTEM that would result in the inability of NEOSYSTEM to either (a) successfully carry out any service hereunder; or (b) develop, manufacture and supply PRODUCTS and supporting documentation and information under this AGREEMENT on a timely basis.

     13.2 Sole Supply to Esperion, Best Efforts. Under this AGREEMENT, NEOSYSTEM
          -------------------------------------
is to manufacture custom peptide sequences according to cGMP and other work incidental thereto, and is to provide only to ESPERION related counseling, advice, conclusions, and/or recommendations. NEOSYSTEM represents that it will use its best professional experience and diligent professional efforts in performing this work.

     13.3 Release. NEOSYSTEM hereby agrees to release, waive and forever
          -------
discharge any demands, claims, suits, or actions of any character against ESPERION arising out of or in connection with NEOSYSTEM'S performance of any work under this AGREEMENT. In connection with the work performed hereunder, ESPERION shall in no event be responsible or liable in contract or in tort for any special, indirect, incidental, or consequential damages such as, but not limited to, loss of product, profits or revenues, damage or loss from operation or nonoperation of plant, or claims of customers of NEOSYSTEM.

     13.4 Authorization. ESPERION represents that it has the full legal right,
          -------------
power, and authority to enter into this AGREEMENT.

                         ARTICLE XIV:  INDEMNIFICATION

     14.1 NEOSYSTEM's Indemnification of ESPERION. NEOSYSTEM shall indemnify,
          ---------------------------------------
defend and hold ESPERION, each Affiliate of ESPERION and the officers, directors, stockholders and employees and agents thereof (each an "ESPERION
                                                                   --------
indemnified party") harmless from and against any and all losses, liabilities,
-----------------
damages, claims, expenses, suits, recoveries, judgments and fines (including reasonable attorneys' fees and expenses) (collectively' "Losses") that may be
                                                         ------
incurred by any ESPERION indemnified party or any Person arising out of any (a) actual or alleged damage to property or injury or death occurring to any Person-arising out of possession, use or consumption by any Person of the PRODUCTS to the extent that such damage, injury or death was caused by the failure of such PRODUCTS to meet

SPECIFICATIONS; (b) claim, action or proceeding brought by any governmental or regulatory authority arising out of or resulting from NEOSYSTEM's performance under this AGREEMENT; or (c) breach by NEOSYSTEM of any of its obligations, representations or warranties under this AGREEMENT.

     14.2 Esperion's Indemnification of NEOSYSTEM. ESPERION shall indemnify,
          ---------------------------------------
defend and hold NEOSYSTEM, each Affiliate of NEOSYSTEM and the officers, directors, stockholders, employees and agents thereof (each a "NEOSYSTEM
                                                               ---------
indemnified party") harmless from and against any and all Losses that may be
-----------------
incurred by any NEOSYSTEM indemnified party or any other Person arising out of any breach by ESPERION of any of its obligations, representations or warranties under this AGREEMENT.

     14.3 Patent Infringement. In the event any claim for damages by way of
          -------------------
patent infringement is asserted against NEOSYSTEM arising from performance of the PROJECT (except for any such claim arising from or relating to NEOSYSTEM TECHNOLOGY), ESPERION agrees to defend or settle at its own cost and expense, any such claim or subsequent action, suit or proceeding and shall indemnify and hold NEOSYSTEM harmless against any such claim or action, suit or proceeding, including reasonable legal fees and costs incurred at any judgment or award of damages arising out of such claim or action.

     14.4 Procedure. Any person that may be entitled to indemnification under
          ---------
this AGREEMENT (an "Indemnified Party"), shall give written notice to the person obligated to indemnify it (an "Indemnifying Party") with reasonable promptness upon becoming aware of any claim or other facts upon which a claim for indemnification will be based. The notice shall set forth such information with respect thereto as is then reasonably available to the Indemnified Party. The Indemnifying Party shall have the right to undertake the defense of any such claim asserted by a third party with counsel reasonably satisfactory to the Indemnified Party in connection therewith at the Indemnified Party's expense. If the Indemnified Party shall have assumed the defense of the claim with counsel reasonably satisfactory to the Indemnified Party, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses (other than for reasonable costs of investigation) subsequently incurred by the indemnified Party in connection with the defense thereof. The Indemnifying Party shall not be liable for any claim settled without its consent, which consent shall not be unreasonably withheld or delayed. The Indemnifying Party shall obtain the written consent of the Indemnified Party prior to ceasing to defend, settling or otherwise disposing of any claim. In on event shall NEOSYSTEM institute, settle or otherwise resolve any claim or potential claim, action or proceeding relating to the PRODUCTS or any trademarks or other intellectual property rights of ESPERION without the prior written consent of ESPERION.

     14.5 The indemnification obligations set forth in this Article XIV shall survive the expiration or termination of this AGREEMENT.

                      ARTICLE XV:  ENVIRONMENTAL MATTERS

     15.1 Waste Materials. The generation, collection, storage, handling,
          ---------------
disposal, transportation and release of all Hazardous Materials and Waste shall be the responsibility of NEOSYSTEM and the cost for providing such services shall be borne exclusively by NEOSYSTEM. As part of the SERVICES, NEOSYSTEM shall collect, handle, package, label and store, treat or dispose of Hazardous Materials and Waste, in a proper and lawful manner, and shall comply with all federal, state or local laws, rules and regulations governing such activity. All Waste generated as a result of the manufacturing process shall be handled and disposed of by NEOSYSTEM using onsite environmental systems, or, at NEOSYSTEM's option, through a responsible waste contractor. NEOSYSTEM, with ESPERION's cooperation, shall be responsible for developing and implementing all procedures necessary to prevent diversion of PRODUCTS and any labeling materials from the waste stream, including rendering the PRODUCTS unsalable. NEOSYSTEM shall immediately notify ESPERION if at any time it believes that the PRODUCTS or any labeling materials have been lost or stolen.

     15.2 Environmental Permits, License & Authorizations. NEOSYSTEM shall be
          -----------------------------------------------
responsible for obtaining and shall obtain all necessary environmental or other licenses, certificates, approvals or permits from federal, state and local governmental authorities and any private permissions, whether original documents or modifications to existing documents, which are necessary to perform the services in connection with the manufacture and packaging of the PRODUCTS and shall provide copies thereof to ESPERION upon request by ESPERION. NEOSYSTEM shall provide ESPERION with immediate verbal notice, confirmed in writing within twenty-four (24) hours, in the event of revocation or modifications of any license, certificate, approval or permit which in any way materially impacts NEOSYSTEM's ability to provide SERVICES or use the facility to manufacture the PRODUCTS as set forth herein.

     15.3 Hazardous & Special Wastes. In the event any current or future raw
          --------------------------
materials, packaging components, finished products or wastes resulting from the manufacture of the PRODUCTS hereunder are deemed Hazardous Waste or Special Waste, NEOSYSTEM shall be responsible for obtaining all necessary environmental or other licenses, certificates, approvals or permits from federal, state and local governmental authorities and any private permissions which are necessary in connection with the proper handling, storage, treatment or disposal of such Hazardous Waste or Special Waste generated as a result of the manufacture and packaging of the PRODUCTS in the facility. All costs and expenses relating to the Proper handling, storage, treatment or disposal of such Hazardous Waste or Special Waste, including the cost of obtaining any required licenses, certificates, approvals or permits (or permit modifications) shall be borne solely by NEOSYSTEM. NEOSYSTEM shall also prepare and execute, as the generator of the Hazardous Waste or Special Waste, all shipping documents and waste manifests required under applicable legal requirements and shall maintain all records for the term and in the manner required by all applicable legal requirements with respect to the Hazardous Waste or Special Waste.

     15.4 Hazardous or Special Waste Disposal. NEOSYSTEM or a Hazardous Waste or
          -----------------------------------
Special Waste contractor contracted by NEOSYSTEM and authorized to handle, transport and dispose of the Hazardous Waste or Special Waste, as the case may be, shall handle, package and label the Hazardous Waste and Special Waste in a lawful and proper manner, and shall comply with all federal, state or local laws, rules and regulations governing such activity. Both NEOSYSTEM or the contractor, as the case may be, and the disposal facility shall be duly licensed and authorized to handle the Hazardous Waste or Special Waste, as the case may be. NEOSYSTEM agrees to make, or cause to be made, periodic and timely pick-ups of the Hazardous Waste and Special Waste and shall not allow such Waste to remain on-site for any period of time in excess of that required by applicable legal requirements or as required in order to abate a safety or health hazard arising from the Hazardous Waste or Special Waste.

                            ARTICLE XVI:  INSURANCE

     16.1 Coverage. NEOSYSTEM shall acquire and maintain at its sole cost and
          --------
expense (a) Statutory Worker's Compensation Insurance and Employer's Liability Insurance; (b) all risk coverage for physical loss or damage to materials and PRODUCT while at the facility or under its control; and (c) such other insurance as ESPERION may reasonably request.

     16.2 Certificates of Insurance, Maintenance of Coverage. NEOSYSTEM shall
          --------------------------------------------------
submit certificates of such insurance to ESPERION (which shall include an agreement by the insurer not to cancel such coverage except upon thirty (30) days prior written notice to ESPERION) for its approval before commencing performance of this AGREEMENT. NEOSYSTEM shall maintain such insurance coverage in effect for ESPERIONs benefit throughout the term of this AGREEMENT and for a period of one (1) year from the date of the last delivery of PRODUCTS to ESPERION hereunder. In case of NEOSYSTEM's failure to furnish such certificates of insurance or cancellation of any required insurance, ESPERION shall notify NEOSYSTEM of such failure and shall allow NEOSYSTEM a period of thirty (30) days to furnish such certificates. If such certificates are not furnished within thirty (30) days of NEOSYSTEM's receipt of such notice, ESPERION may, at its option, immediately terminate this AGREEMENT.

     16.3 Relationship of the Parties. The relationship between ESPERION and
          ---------------------------
NEOSYSTEM is that of independent contractors and nothing herein shall be deemed to constitute the relationship of partners, joint ventures, nor of principal and NEOSYSTEM between ESPERION and NEOSYSTEM. Neither party shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any contract, agreement, or undertaking with any third party.

                         ARTICLE XVII:  MISCELLANEOUS

     17.1 Assignment. This AGREEMENT and the benefits and obligations hereunder
          ----------
may not be assigned by NEOSYSTEM without the prior written consent of ESPERION, except

          (a)  to an AFFILIATE, or

          (b) in connection with a merger or consolidation of the party in which such party is not the surviving entity, or a sale of all or substantially all of the assets of the party, provided that the successor or purchaser agrees to answer all of the obligations of the party hereunder.

     In the event of an assignment under this Paragraph, NEOSYSTEM shall notify ESPERION in writing of such assignment at least thirty (30) days in advance of its occurrence.

     17.2 Entire Agreement. This AGREEMENT, including Exhibit A (PEPTIDE SUPPLY
          ----------------
PROJECT DESCRIPTION), between ESPERION and NEOSYSTEM constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes any and all prior agreements, requests for quotation, quotations, purchase orders, letters of intent and understandings between the parties, and any and all promises, statements, and representations made by either party to the other concerning the subject matter hereof and the terms applicable hereto.

     17.3 Waivers; Amendments.
          -------------------

          (a) The failure of either party to insist upon the performance of any of the terms of this AGREEMENT or to exercise any right hereunder at law or in equity, or any delay by either party in the exercise of any such right, shall not be construed as a waiver or relinquishment of any such performance or right or of the future performance of any such term or the future exercise of such right, and any effective waiver or relinquishment of any such right must be in writing and signed by a duly authorized officer of the party waiving or relinquishing the right or rights. No waiver or relinquishment of any right granted by either party to the other shall be deemed to be a continuing waiver of such right in the future unless otherwise provided in the waiver.

          (b) This AGREEMENT may not be released, discharged, amended, or modified in any manner except by an instrument in writing that references this AGREEMENT and is signed by a duly authorized officer of each party.

     17.4 Further Assurances. Each of the parties shall execute and deliver to,
          ------------------
or cause to be executed and delivered to, the other party, such further instruments, or take such other action as may reasonably be requested of it to consummate more effectively the actions contemplated hereby.

     17.5 Notices. Any notice or other written communication required or
          -------
permitted to be made or given hereunder may be made or given by either party to the other party by fax communication to the fax number set forth below and such notice shall be followed up by depositing the same in the mail, certified delivery, return receipt requested, postage prepaid, and addressed to the mailing address set forth below:

If to ESPERION:                   Esperion Therapeutics, Inc.
                                  3621 S. State Street
                                  695 KMS Place
                                  Ann Arbor, Michigan 48108 USA
                                  ADDRESSEE: Roger Newton, Ph.D.
                                  TITLE: President and CEO
                                  FAX: 734-332-0516

If  to  NEOSYSTEM:                Neosystem S.A.
                                  7 rue de Boulogne
                                  61700 Strasbourg, France
                                  ADDRESSEE:_________________________
                                  TITLE:_____________________________
                                  FAX:_______________________________

     17.6 Applicable Law; Divisibility. This AGREEMENT is to be governed by and
          ----------------------------
construed in accordance with the laws of the State of New York, excluding its conflicts laws. If, however, any provision hereof in any way contravenes the laws of any state or jurisdiction where this AGREEMENT is to be performed, such provision shall be deemed to be deleted therefrom, and if any term of this AGREEMENT shall be declared by a final adjudication to be illegal or contrary to public policy, it shall not affect the validity of any other terms or provisions of this AGREEMENT.

     17.7 Headings. Descriptive headings used herein are for convenience only
          --------
and shall not affect the meaning or construction of any provision hereof.

     17.8 Translations. In the event of an inconsistency between any terms of
          ------------
this AGREEMENT and any translations thereof into another language, the English language meaning shall control.

     17.9 Force Majeure. The untimely performance- of any obligation arising
          -------------
hereunder by either party will be excused, and such delay of performance shall not constitute a breach or grounds for termination or prejudice of any rights hereunder, provided that (a) the delay of performance is a result of circumstances or occurrences beyond the reasonable control of the party whose performance is excused hereunder (the "DELAYING EVENT"), and (b) such party shall (i) immediately resume performance after the DELAYING EVENT is removed and
(ii) be reasonably diligent during such DELAYING EVENT in avoiding further delay. Without limiting the generality of circumstances or occurrences that shall constitute a DELAYING EVENT, examples of DELAYING EVENTS include, but are not limited to, strikes, shortages of power or other utility services, materials or transportation, acts of government or of God, sabotage, insurrection and civil war. A party whose performance may be affected by a DELAYING EVENT promptly shall give notice to the other party of such DELAYING EVENT and the fact that it intends to rely upon such DELAYING EVENT to excuse its performance under this AGREEMENT. Any delay caused by an event of force majeure shall toll the term of this AGREEMENT which shall be extended by the length thereof. In the event of a force majeure prevents performance by one party for more than two (2) months, the other party shall have the right to terminate this AGREEMENT.

     17.10 Counterparts. This AGREEMENT may be executed in two or more
           ------------
counterparts, each of which shall be deemed an original, which together shall constitute one and the same instrument.

     17.11 Arbitration.
           -----------

           (a) Any dispute, controversy or claim arising out of, relating to, or in connection with, this AGREEMENT, or the breach, termination or validity thereof, shall be finally settled by arbitration. The arbitration shall be conducted in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of International Disputes in effect at the time of the arbitration (the "CPR Rules"), except as they may be modified herein or by
                  ---------
mutual agreement of the parties. The neutral organization designated to perform the functions specified in Rule 6 and Rules 7.7(b), 7.8 and 7.9 of the CPR Rules shall be the Center for Public Resources.

           (b) The seat of the arbitration shall be in New York, and the arbitration shall be conducted in the English language, provided, however, that either party may submit testimony or documentary evidence in French but shall, on the request of the other party, furnish a translation or interpretation into English of any such testimony or documentary evidence.

           (c) Notwithstanding the choice of law clause contained in this AGREEMENT, the arbitration and this clause shall be governed by the Federal Arbitration Act, 9 U.S. C. (S)(S) 1 et seq.

           (d) The arbitration shall be conducted by one arbitrator who shall be selected as provided for in the CPR Rules, except that such arbitrator must be free of any potential for bias or conflict of interest with respect to any of the parties to the dispute, whether directly or indirectly; be in a position to hear the dispute immediately and thereafter render a decision within the time specified, and be a party who is familiar with the biotechnology field.

           (e) At the request of a party, the arbitrator may take such interim measures as he deems necessary in respect of the subject matter of the dispute. In addition to the authority conferred on the arbitrator by the CPR Rules specified above, the arbitrator shall have the authority to order reasonable discovery and production of documents.

           (f) The arbitral award shall be in writing, decided in accordance with law, state the reasons for the award, and be final and binding on the parties. The award may include an award of costs, including reasonable attorneys' fees and disbursements. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the parties or their assets.

     IN WITNESS WHEREOF, the parties hereto have caused this AGREEMENT to be duly executed, on the date written above.


ESPERION THERAPEUTICS, INC.                  NEOSYSTEM S.A.


By: /s/ Roger S. Newton                      By: /s/ Dr. S. Plaue
   --------------------------------             ------------------------------
Name & Title:                                Name & Title:
Dr. Roger Newton, President and CEO
                                             Dr. S. Plaue CEO
                                             ---------------------------------

Date:  March 25, 2000                        Date:  April 17, 2000
     ------------------------------               ----------------------------

                                   EXHIBIT A
                      PEPTIDE SUPPLY PROJECT DESCRIPTION
                      ----------------------------------

I.   Name and specification of the PRODUCT ESP 24218

     Sequence:  H-Pro-Val-Leu-Asp-Leu-Phe-Arg-Glu-Leu-Leu-Asn-Glu-Leu-Leu-Glu-
                Ala-Leu-Lys-Gln-Lys-Leu-Lys-OH

II.  Quantity required minimum 2,5 kg.

III. Acceptance range of quality of PRODUCT (and assay means, if known): See attached specifications.

IV. Acceptance timing for delivery to ESPERION of initial batches of the PRODUCT of the acceptable quality.

     On or prior to:  June 1/st/, 2000       - 300 - 400 g
                      September 1/st/, 2000  - around 700 g
                      October 1/st/, 2000    - around 700 g
                      December 15/th/, 2000  - complementary quantity to 2,5 kg.

V.   Method NEOSYSTEM will use to prepare the PRODUCT:
     The peptide will be prepared by solid phase synthesis using Fmoc strategy. The method involves information that is present in the public domain.

VI. Total fee to be paid by ESPERION to NEOSYSTEM for the project for at lease 2,5 kg will be 1 250 000 $.

VII. The payment will be made at prorata of the quantity at the delivery of the product.


On behalf of ESPERION                           On behalf of NEOSYSTEM

Prepared and agreed by:                         Prepared and agreed by:



J. L. DASSEUX: /s/ J. L. DASSEUX                S. PLAUE: /s/ S. PLAUE
               -----------------                          ------------------


T. REA: /s/ T. REA
        ------------------------